SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ----------------

Date of Report (Date of Earliest Event Reported)     November 24, 1999
                                                ----------------------------


                                F&M BANCORP
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             (Exact Name of Registrant as Specified in Charter)


          MARYLAND                     0-12638                  52-1316473
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(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
    OF INCORPORATION)                                       IDENTIFICATION NO.)


            110 Thomas Johnson Drive, Frederick,  Maryland 21702
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            (Address of Principal Executive Offices)  (Zip Code)



(Registrant's Telephone Number, Including Area Code)   (301) 694-4000
                                                    -----------------------



ITEM 5.     OTHER EVENTS

            On November 24, 1999, F&M Bancorp, a Maryland corporation ("F&M"), issued a press release announcing that on November 18, 1999 the Office of the Comptroller of the Currency ("OCC") approved the application of F&M to merge its subsidiary, Farmers & Mechanics National Bank, with Commercial and Farmers Bank, a subsidiary of Patapsco Valley Bancshares, Inc., a Maryland corporation ("Patapsco Valley"). The receipt of such approval is a condition to the merger of F&M and Patapsco Valley. The merger of F&M and Patapsco Valley remains subject to the satisfaction of other conditions including the approval of the merger by the affirmative vote of two-thirds of the outstanding shares of Patapsco Valley, which will hold its stockholders meeting on December 14, 1999. Assuming stockholder approval and satisfaction of all other terms and conditions of the Agreement and Plan of Merger, the parties expect to complete the merger on December 31, 1999. The press release issued by F&M with respect to the announcement of the OCC approval is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.


ITEM 7.     FINANCIAL STATEMENT AND EXHIBITS

(c)   Exhibits

            99.1      Press Release issued by F&M Bancorp on November 24, 1999



                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   F&M BANCORP



                                   By:  /s/  Gordon M. Cooley
                                      -------------------------------
                                      Name:  Gordon M. Cooley
                                      Title: Secretary and General Counsel




Date: November 30, 1999




                               EXHIBIT INDEX



Exhibit
Number        Description
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99.1          Press Release issued by F&M Bancorp on November 24, 1999.